Exhibit 99.1

Investor Contact: Sharon Merrill Associates (617) 542-5300 trr@investorrelations.com	Company Contact: Thomas W. Bennet, Jr., CFO (978) 970-5600 tbennet@trcsolutions.com

TRC ANNOUNCES FIRST-QUARTER FISCAL 2009
FINANCIAL RESULTS

Lowell, MA, November 5, 2008 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and technical services for the energy, environmental and infrastructure industries, today announced financial results for the fiscal first quarter ended September 26, 2008.

First-Quarter Results

For TRC’s first quarter of fiscal 2009, gross revenue was $115.0 million compared with $123.7 million for the first quarter of fiscal 2008.  Net service revenue for the first quarter was $65.9 million compared with $71.3 million for the first quarter in the prior year.  The Company believes net service revenue, rather than gross revenue is the most relevant indicator of TRC’s revenue performance.

Net income in the three months ended September 26, 2008 was $1.1 million, or $0.05 per diluted common share, compared with a net loss of $87.7 million, or $4.75 per common share, for the comparable period of last year.  The net loss recorded in last year’s first quarter included $88 million of non-cash charges for goodwill impairment and a full valuation allowance against net deferred tax assets.

Comments on the First-Quarter

“Our first-quarter results validate the progress we are making in our turnaround plan,” said Chairman and Chief Executive Officer Chris Vincze.  “TRC’s core business is performing well, and we are beginning to see the benefits of the comprehensive restructuring efforts we implemented during the past two fiscal years.  Our operating margins have improved as we continued to increase our efficiencies and significantly reduce overall expenses through a number of initiatives.  Since the start of our turnaround, we have enhanced project performance and reduced overhead costs.”

TRC

650 Suffolk Street  •  Lowell, Massachusetts 01854

Telephone 978-970-5600   •  Fax 978-453-1995

“Although our year-over-year net service revenues were lower in the first quarter, the decline is attributable to two factors,” said Vincze.  “A $5.1 million change order on a long-standing contract claim benefited last year’s first-quarter results.   In addition, as part of our restructuring plans in the prior fiscal year, we divested or closed several underperforming businesses and reduced our headcount.  As a result, we now have a leaner cost structure from which to generate profitable growth.”

“We continue to see healthy demand for our energy and environmental services, and we remain cautiously optimistic in the near term,” said Vincze.  “The overall level of activity we are experiencing in those markets is being driven by a combination of regulatory requirements, economic factors and a focus on sustainability and climate change.  We continue to operate within favorable long-term markets, and TRC is actively expanding its presence where demand for our services is highest.”

Business Outlook

“Throughout fiscal 2009, we will remain focused on improving profitability and cash flow from operations,” said Vincze.  “Recently, we tightened our project acceptance and management requirements, which we believe will further reduce our level of contract losses and ensure that we are delivering the highest quality services.  By taking those steps, as well as a recently introduced management focus on performance metrics, we expect to reduce the number of project revenue write-offs, improve the timeliness of customer invoicing, and enhance our collection efforts.”

“From a top-line perspective, we believe that the demand for TRC’s services in the long term is sound,” Vincze said.  “While the ongoing economic turbulence is creating some short-term uncertainty, we expect our core capabilities — energy, environmental and infrastructure — to continue to see opportunities and attractive long-term projects. Financing and public policy will ultimately determine the timing of these projects. One of our more promising efforts is our recently launched RE Power offering, which positions us as a one-stop resource for retiring power plant assets and combines our engineering, consulting and construction management services from all of our sectors.  We believe the potential demand for this type of bundled service is high, and we are optimistic that it will deliver project opportunities over the next 12 to 24 months.  As government and private entities are faced with the challenge to deliver greener, cleaner, more efficient and environmentally sound operations, TRC is uniquely qualified to provide all of these services.”

Continued Listing Plan Accepted by the New York Stock Exchange

The New York Stock Exchange has accepted the plan that TRC submitted September 29, 2008 to regain compliance and maintain its listing on the NYSE.  As a result, TRC’s common stock will remain listed on the NYSE subject to quarterly reviews by the NYSE’s Listings and Compliance Committee to ensure progress on the plan.  TRC previously reported that the Company had been notified by the NYSE that it was considered “below criteria” because the Company’s average total market capitalization was less than $75 million over a consecutive 30 trading-day period and its shareholders equity was below $75 million.

Conference Call Information

The Company will broadcast its first-quarter fiscal 2009 financial results conference call on Thursday, November 6 at 9:00 a.m. ET.  Those who wish to listen to the conference call should visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328 prior to the start of the call.  For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website.

About TRC

TRC creates and implements sophisticated and innovative solutions to the challenges facing America’s environmental, energy, and infrastructure markets and is a leading provider of technical, financial, risk management, and construction services to commercial and government customers across the country. For more information, visit TRC’s website at www.TRCsolutions.com.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. You should consider statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance; the uncertainty of our operational and growth strategies; regulatory uncertainty; the availability of funding for government projects; the level of demand for our services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; recent changes in our  senior management; the results of outstanding litigation; risks arising from either failure to identify, or from identified material weaknesses in our internal controls over financial reporting or our inability to effectively remedy such weaknesses; our inability to comply with the terms of our credit facility and our lenders’ future unwillingness to waive our noncompliance; and general political or economic conditions.  Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in our other filings with the Securities and Exchange Commission.

TRC COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 26, 2008	September 28, 2007
Gross revenue	$114,993	$123,654
Less subcontractor costs and other direct reimbursable charges	49,069	52,331
Net service revenue	65,924	71,323

Interest income from contractual arrangements	778	1,071
Insurance recoverables and other income	289	1,528

Operating costs and expenses:
Cost of services	53,537	59,921
General and administrative expenses	8,621	8,821
Provision for doubtful accounts	800	810
Goodwill impairment charge	—	76,678
Depreciation and amortization	1,909	2,102
	64,867	148,332
Operating income (loss)	2,124	(74,410)
Interest expense	887	1,023
Income (loss) from operations before axes, minority interest and equity in losses	1,237	(75,433)
Federal and state income tax provision	182	12,237
Minority interest	—	27
Income (loss) from operations before equity in losses	1,055	(87,643)
Equity in losses from unconsolidated affiliates	—	(12)
Net income (loss)	$1,055	$(87,655)

Basic earnings (loss) per common share	$0.06	$(4.75)
Diluted earnings (loss) per common share	$0.05	$(4.75)

Average shares outstanding:
Basic	19,129	18,447
Diluted	19,219	18,447

TRC COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 26, 2008	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$173	$1,306
Accounts receivable, less allowance for doubtful accounts	119,897	124,202
Insurance recoverable - environmental remediation	9,014	9,028
Income taxes refundable	214	532
Restricted investments	35,468	32,213
Prepaid expenses and other current assets	19,138	16,461
Total current assets	183,904	183,742

Property and equipment, at cost	51,155	55,595
Less accumulated depreciation and amortization	34,966	37,380
	16,189	18,215
Goodwill	54,465	54,465
Investments in and advances to unconsolidated affiliates and construction joint ventures	536	548
Long-term restricted investments	60,570	76,216
Long-term prepaid insurance	50,252	51,081
Other assets	12,985	13,052
Total assets	$378,901	$397,319

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,699	$27,366
Accounts payable	62,320	55,519
Accrued compensation and benefits	22,876	24,914
Deferred revenue	44,646	40,161
Environmental remediation liabilities	1,034	1,473
Other accrued liabilities	39,712	41,546
Total current liabilities	200,287	190,979
Non-current liabilities:
Long-term debt, net of current portion	5,639	11,944
Long-term income taxes payable	931	910
Long-term deferred revenue	104,820	127,846
Long-term environmental remediation liabilities	7,982	7,969
Total liabilities	319,659	339,648

Commitments and contingencies
Shareholders’ equity:
Capital stock:
Preferred, $.10 par value; 500,000 shares authorized, no shares issued and outstanding	—	—
Common, $.10 par value; 30,000,000 shares authorized, 19,147,944 and 19,144,462 shares issued and outstanding, respectively, at September 26, 2008, and 19,093,555 and 19,090,073 shares issued and outstanding, respectively, at June 30, 2008	1,915	1,909
Additional paid-in capital	153,926	153,259
Accumulated deficit	(96,471)	(97,526)
Accumulated other comprehensive (loss) income	(95)	62
Treasury stock, at cost	(33)	(33)
Total shareholders’ equity	59,242	57,671
Total liabilities and shareholders’ equity	$378,901	$397,319